PETECH ENTERPRISES, INC

PeTech Enterprises, Inc.
5707 Spanish Oak, Houston, Texas 77066

APPRAISAL REPORT

ON CERTAIN PROPERTIES

owned by

TORCHLIGHT ENERGY RESOURCES, INC.

and its Subsidiaries

Torchlight Energy, Inc.

Torchlight Hazel, LLC

War-Wink Properties, LLC

As of

December 31, 2019

RW
2/26/20

PETECH ENTERPRISES, INC.

PeTech Enterprises, Inc.
5707 Spanish Oak, Houston, Texas 77066

February 26, 2020

Mr. John Brda

Chief Executive Officer

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway #3600

Plano, TX 75093

Dear Mr. Brda,

At your request PeTech Enterprises, Inc. ("PEI") has prepared an estimate of certain hydrocarbon reserves owned by Torchlight Energy Resources, Inc. ("TER") and its subsidiaries Torchlight Energy, Inc. Torchlight Hazel, LLC and War-Wink Properties, LLC in the States of Oklahoma and Texas as of December 31, 2019. This evaluation was completed by February 20, 2020.

These estimates include only proved developed producing reserves and were prepared in accordance with the United States Securities and Exchange Commission ("SEC") guidelines rule 4-10 Regulation S-X for evaluating and reporting oil and gas reserves. Rule 4-10 defines reserves as **"…those quantities of oil and gas, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contracts providing the right to operate**

expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for estimation. ....Reserves which can be produced through the application of improved recovery technique.....Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-months period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion. A more complete description of the rule is attached as an Appendix.

Acceptable evaluation of geological, engineering and accounting (cost, taxes, etc.) practice principles were utilized to reach the results of this evaluation. Results were based on historical oil, gas and water production information, geological maps, logs and offsetting lease analogs. The evaluation is based on information provided by the company. Data such as production rates, lease operating costs, ownership interests and projections for future activities were relied on to be true. In all cases PEI has reviewed the data to ensure reasonable values, consistency and dependability.

OPERATIONS

OKLAHOMA

This evaluation covers the company operation in Kingfisher County, OK. TER participated in the projects as a non-operator, with the operations conducted by Husky Ventures, Inc.

Production is from the Paleozoic age Hunton Group in the Judy well. The Hunton/Bromide are well-known oil and gas producing formation in the immediate area, and recently has been developed by drilling horizontal wells. The vertical depth to the target is aproximately 8,600 feet and the horizontal section is 4,454 feet for a total well length of 13,056 feet. TER currently owns interest in one well that is now shut in and now being a non-economical well, the Judy 1-15H. The initial rate of production for the Judy well was approximately 10,000 barrels of oil per month and gas production volume reached 94 MMcf per month. Production profile for the well had a typical hyperbolic decline which trends to a level production in future years. Due to low products prices, the well was shut-in and does not contribute value in this report.

No Proved Undeveloped reserves were attributed to this well because of the lease size.

TEXAS

The Hazel project is located in Sterling and Tom Green counties, TX. The company drilled five wells of which one, the Flying "B" Ranch #3H was on production for a period of time during 2019. Production was from the Wolfcamp formation. The company was planning to drill or convert a well to be used as a salt water disposal well, but the currently high operating expenses which are the result of a proper facility rendered this well uneconomical and future mechanical activities were not defined.

The War-Wink project in Winkler county Texas currently consists of one producing well, the UL 21 War-Wink 47 2H. The initial production rate during November 2018, the fourth month of operation, reached an oil production rate of 18 Mbbl per month and 16 MMcf per month of gas. Production is from the Wolfcamp formation. This well has reached a total length of 16,890 feet which was limited by the size of the lease limits. The operator is MECO IV. LLC which currently has no plans for additional wells. Hence, no value was given to the undeveloped locations.

PRODUCTS PRICE The twelve months unweighted average of first day of the month prices for oil (WTI) and for the Mid-Continent gas used in calculating the 2019 average price resulting in $52.19 per barrel and $2.58 per MMBtu.

Oil and gas price differentials were calculated using the actual prices realized and were utilized in this evaluation. The average oil and gas prices were held constant throughout the economic life of the leases

OPERATING EXPENSES and CAPITAL COSTS reoccurring lease operating expenses were provided by the company and accepted when seemed reasonable for the type of operation and area. Lease operating expenses were held constant throughout the life of the reserve. Estimated abandonment costs were incorporated into the required capital cost.

TAXES

Production and ad valorem taxes were based on the published States tax rates.

Hedge values were not considered in this evaluation.

Note that oil and gas reserves as well as gross and net revenues are ESTIMATES that may change as additional production and other technical data become available or due to prices change. All estimates are subject to change due to the inherent uncertainty in the application of judgmental factors as well as regulatory environment.

PEI did not physically visit any of the fields, PEI accepted as true all ownership interests. PEI has not evaluated any potential environmental liability. PEI does not own economic interest in any of the company's assets.

As of December 31, 2019

	PROVED DEVELOPED PRODUCING	
	OIL, MB	GAS MMCF
GROSS ULTIMATE RESERVES	293.6	367.4
GROSS REMAINING RESERVES	136.9	142.2
NET REMAINING RESERVES	14.7	21.1

AS OF DECEMBER 31, 2019

	PROVED DEVELOPED PRODUCING
FUTURE GROSS INCOME,M$	843.0
PRODUCTION AND ADVALOREM TAX, M$	61.3
OPERATING EXPENSES, M$	135.3
CAPITAL COST, M$	12.5
FUTURE NET REVENUE, M$	633.9
PRESENT VALUE, DISC AT 10%, M$	514.3

CHANGE	PROVED	
	DEVELOPED PRODUCING	
	OIL,MB	GAS,MMCF
REMAINING RESERVES, 12/31/2018	177.3	51.1
2019 PRODUCTION	100.9	151.6
2019 RESERVES ADDITION	0.0	0.0
2019 RESERVES REVISION	91.1	-79.4
REMAINING RESRVES 12/31/2019	14.7	21.1

Values of proved reserves in this report are expressed in terms of ESTIMATED future gross revenue, future net revenue, and present worth using a discount factor of 10%. Future gross revenue is the revenue which will accrue to the appraised interests from production and sale of the estimated net reserves. Net revenue is the gross revenue less production and ad valorem taxes, operating expenses and capital costs. Operating expenses include direct field expenses but exclude general administration costs. Federal income tax was not included in this analysis.

This report is followed by detailed cash flow for each well, followed by a one-line summary and production plots. Qualifications of the evaluator is also attached.

Submitted,

Amiel David

Amiel David, P.E. #50970

For PeTech Enterprises, Inc. Registration # F-15360

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2020
Custom Selection

Total

Year	Wells	Estimated 8/8 Ths Production Oil Mbbl	Estimated 8/8 Ths Production NGL Mgal	Estimated 8/8 Ths Production Gas MMcf	Net Production Oil Mbbl	Net Production NGL Mgal	Net Production Gas MMcf	Oil $/bbl	NGL $/gal	Gas $/Mcf
2020	1	47.04	0.00	63.99	4.41	0.00	6.00	54.26	0.00	2.18
2021	1	28.55	0.00	42.36	2.68	0.00	3.97	54.26	0.00	2.18
2022	1	19.52	0.00	29.82	1.83	0.00	2.80	54.26	0.00	2.18
2023	1	14.33	0.00	21.93	1.34	0.00	2.06	54.26	0.00	2.18
2024	1	11.08	0.00	16.71	1.04	0.00	1.57	54.26	0.00	2.18
2025	1	8.82	0.00	13.02	0.83	0.00	1.22	54.26	0.00	2.18
2026	1	7.23	0.00	10.40	0.68	0.00	0.98	54.26	0.00	2.18
2027	1	6.06	0.00	8.47	0.57	0.00	0.79	54.26	0.00	2.18
2028	1	5.18	0.00	7.02	0.49	0.00	0.66	54.26	0.00	2.18
2029	1	4.46	0.00	5.87	0.42	0.00	0.55	54.26	0.00	2.18
2030	1	3.90	0.00	4.97	0.37	0.00	0.47	54.26	0.00	2.18
2031	1	0.51	0.00	0.63	0.05	0.00	0.06	54.26	0.00	2.18
Sub-T		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
Cum.		136.92	0.00	142.19						
Ult.		293.61	0.00	367.39						

Year	Company Future Gross Revenue Oil M$	Company Future Gross Revenue NGL M$	Company Future Gross Revenue Gas M$	Company Future Gross Revenue Other M$	Company Future Gross Revenue Total M$	Prod & Adv Taxes Prod Tax M$	Prod & Adv Taxes Adv Tax M$	Revenue after Sev & Adv M$
2020	239.28	0.00	13.07	0.00	252.34	12.03	6.31	234.01
2021	145.22	0.00	8.65	0.00	153.87	7.35	3.85	142.67
2022	99.29	0.00	6.09	0.00	105.38	5.04	2.63	97.70
2023	72.91	0.00	4.48	0.00	77.38	3.70	1.93	71.75
2024	56.34	0.00	3.41	0.00	59.75	2.86	1.49	55.40
2025	44.86	0.00	2.66	0.00	47.52	2.27	1.19	44.06
2026	36.80	0.00	2.12	0.00	38.93	1.86	0.97	36.09
2027	30.84	0.00	1.73	0.00	32.57	1.55	0.81	30.20
2028	26.35	0.00	1.43	0.00	27.78	1.32	0.69	25.76
2029	22.71	0.00	1.20	0.00	23.90	1.14	0.60	22.17
2030	19.86	0.00	1.02	0.00	20.87	0.99	0.52	19.36
2031	2.62	0.00	0.13	0.00	2.75	0.13	0.07	2.55
Sub-T	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72

Year	Deductions Lease Net Costs M$	Deductions Net Investments M$	Deductions Trans. Costs M$	Deductions Net Profits M$	Future Net Income Before Income Taxes Undiscounted Annual M$	Undiscounted Cumulative M$	Discounted Ann @ 10.00% M$	Disc. Cum. Annual @ 10.00% M$
2020	12.15	0.00	0.00	0.00	221.86	221.86	212.57	212.57
2021	12.15	0.00	0.00	0.00	130.52	352.38	113.56	326.12
2022	12.15	0.00	0.00	0.00	85.55	437.93	67.63	393.75
2023	12.15	0.00	0.00	0.00	59.59	497.52	42.81	436.57
2024	12.15	0.00	0.00	0.00	43.25	540.77	28.24	464.81
2025	12.15	0.00	0.00	0.00	31.91	572.68	18.93	483.74
2026	12.15	0.00	0.00	0.00	23.94	596.62	12.92	496.66
2027	12.15	0.00	0.00	0.00	18.05	614.67	8.85	505.51
2028	12.15	0.00	0.00	0.00	13.61	628.28	6.07	511.58
2029	12.15	0.00	0.00	0.00	10.02	638.30	4.06	515.64
2030	12.15	0.00	0.00	0.00	7.21	645.50	2.66	518.29
2031	1.68	12.50	0.00	0.00	-11.63	633.87	-3.99	514.30
Sub-T	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30

Eco. Indicators

Return on Investment (disc) :	120.874
Return on Investment (undisc) :	51.710
Years to Payout :	0.04
Internal Rate of Return (%):	>1000

Present Worth Profile (M$)

PW 5.00% :	566.80
PW 8.00% :	533.85
PW 9.00% :	523.86
PW 12.00% :	496.42
PW 15.00% :	472.31
PW 20.00% :	438.05

Date : 02/26/2020 10:21:13AM

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2020
Custom Selection

Proved Rsv Class

Year	Wells	Estimated 8/8 Ths Production Oil (Mbbl)	NGL (Mgal)	Gas (MMcf)	Net Production Oil (Mbbl)	NGL (Mgal)	Gas (MMcf)	Oil ($/bbl)	NGL ($/gal)	Gas ($/Mcf)
2020	1	47.04	0.00	63.99	4.41	0.00	6.00	54.26	0.00	2.18
2021	1	28.55	0.00	42.36	2.68	0.00	3.97	54.26	0.00	2.18
2022	1	19.52	0.00	29.82	1.83	0.00	2.80	54.26	0.00	2.18
2023	1	14.33	0.00	21.93	1.34	0.00	2.06	54.26	0.00	2.18
2024	1	11.08	0.00	16.71	1.04	0.00	1.57	54.26	0.00	2.18
2025	1	8.82	0.00	13.02	0.83	0.00	1.22	54.26	0.00	2.18
2026	1	7.23	0.00	10.40	0.68	0.00	0.98	54.26	0.00	2.18
2027	1	6.06	0.00	8.47	0.57	0.00	0.79	54.26	0.00	2.18
2028	1	5.18	0.00	7.02	0.49	0.00	0.66	54.26	0.00	2.18
2029	1	4.46	0.00	5.87	0.42	0.00	0.55	54.26	0.00	2.18
2030	1	3.90	0.00	4.97	0.37	0.00	0.47	54.26	0.00	2.18
2031	1	0.51	0.00	0.63	0.05	0.00	0.06	54.26	0.00	2.18
Sub-T		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
Cum.		136.92	0.00	142.19						
Ult.		293.61	0.00	367.39						

Year	Company Future Gross Revenue Oil (M$)	NGL (M$)	Gas (M$)	Other (M$)	Total (M$)	Prod & Adv Taxes Prod Tax (M$)	Adv Tax (M$)	Revenue after Sev & Adv (M$)
2020	239.28	0.00	13.07	0.00	252.34	12.03	6.31	234.01
2021	145.22	0.00	8.65	0.00	153.87	7.35	3.85	142.67
2022	99.29	0.00	6.09	0.00	105.38	5.04	2.63	97.70
2023	72.91	0.00	4.48	0.00	77.38	3.70	1.93	71.75
2024	56.34	0.00	3.41	0.00	59.75	2.86	1.49	55.40
2025	44.86	0.00	2.66	0.00	47.52	2.27	1.19	44.06
2026	36.80	0.00	2.12	0.00	38.93	1.86	0.97	36.09
2027	30.84	0.00	1.73	0.00	32.57	1.55	0.81	30.20
2028	26.35	0.00	1.43	0.00	27.78	1.32	0.69	25.76
2029	22.71	0.00	1.20	0.00	23.90	1.14	0.60	22.17
2030	19.86	0.00	1.02	0.00	20.87	0.99	0.52	19.36
2031	2.62	0.00	0.13	0.00	2.75	0.13	0.07	2.55
Sub-T	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72

Year	Deductions Lease Net Costs (M$)	Net Investments (M$)	Trans. Costs (M$)	Net Profits (M$)	Future Net Income Before Income Taxes Undiscounted Annual (M$)	Undiscounted Cumulative (M$)	Discounted Ann @ 10.00% (M$)	Disc. Cum. Annual @ 10.00% (M$)
2020	12.15	0.00	0.00	0.00	221.86	221.86	212.57	212.57
2021	12.15	0.00	0.00	0.00	130.52	352.38	113.56	326.12
2022	12.15	0.00	0.00	0.00	85.55	437.93	67.63	393.75
2023	12.15	0.00	0.00	0.00	59.59	497.52	42.81	436.57
2024	12.15	0.00	0.00	0.00	43.25	540.77	28.24	464.81
2025	12.15	0.00	0.00	0.00	31.91	572.68	18.93	483.74
2026	12.15	0.00	0.00	0.00	23.94	596.62	12.92	496.66
2027	12.15	0.00	0.00	0.00	18.05	614.67	8.85	505.51
2028	12.15	0.00	0.00	0.00	13.61	628.28	6.07	511.58
2029	12.15	0.00	0.00	0.00	10.02	638.30	4.06	515.64
2030	12.15	0.00	0.00	0.00	7.21	645.50	2.66	518.29
2031	1.68	12.50	0.00	0.00	-11.63	633.87	-3.99	514.30
Sub-T	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30

Eco. Indicators

Return on Investment (disc) :	120.874
Return on Investment (undisc) :	51.710
Years to Payout :	0.04
Internal Rate of Return (%):	>1000

Present Worth Profile (M$)

PW 5.00% :	566.80
PW 8.00% :	533.85
PW 9.00% :	523.86
PW 12.00% :	496.42
PW 15.00% :	472.31
PW 20.00% :	438.05

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2020
Custom Selection

Proved Rsv Class
Producing Rsv Category

		Estimated 8/8 Ths Production			Net Production					
Year	Wells	Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	1	47.04	0.00	63.99	4.41	0.00	6.00	54.26	0.00	2.18
2021	1	28.55	0.00	42.36	2.68	0.00	3.97	54.26	0.00	2.18
2022	1	19.52	0.00	29.82	1.83	0.00	2.80	54.26	0.00	2.18
2023	1	14.33	0.00	21.93	1.34	0.00	2.06	54.26	0.00	2.18
2024	1	11.08	0.00	16.71	1.04	0.00	1.57	54.26	0.00	2.18
2025	1	8.82	0.00	13.02	0.83	0.00	1.22	54.26	0.00	2.18
2026	1	7.23	0.00	10.40	0.68	0.00	0.98	54.26	0.00	2.18
2027	1	6.06	0.00	8.47	0.57	0.00	0.79	54.26	0.00	2.18
2028	1	5.18	0.00	7.02	0.49	0.00	0.66	54.26	0.00	2.18
2029	1	4.46	0.00	5.87	0.42	0.00	0.55	54.26	0.00	2.18
2030	1	3.90	0.00	4.97	0.37	0.00	0.47	54.26	0.00	2.18
2031	1	0.51	0.00	0.63	0.05	0.00	0.06	54.26	0.00	2.18
Sub-T		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
Cum.		136.92	0.00	142.19						
Ult.		293.61	0.00	367.39						

	Company Future Gross Revenue					Prod & Adv Taxes		Revenue
Year	Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	after Sev & Adv ------- M$ -------
2020	239.28	0.00	13.07	0.00	252.34	12.03	6.31	234.01
2021	145.22	0.00	8.65	0.00	153.87	7.35	3.85	142.67
2022	99.29	0.00	6.09	0.00	105.38	5.04	2.63	97.70
2023	72.91	0.00	4.48	0.00	77.38	3.70	1.93	71.75
2024	56.34	0.00	3.41	0.00	59.75	2.86	1.49	55.40
2025	44.86	0.00	2.66	0.00	47.52	2.27	1.19	44.06
2026	36.80	0.00	2.12	0.00	38.93	1.86	0.97	36.09
2027	30.84	0.00	1.73	0.00	32.57	1.55	0.81	30.20
2028	26.35	0.00	1.43	0.00	27.78	1.32	0.69	25.76
2029	22.71	0.00	1.20	0.00	23.90	1.14	0.60	22.17
2030	19.86	0.00	1.02	0.00	20.87	0.99	0.52	19.36
2031	2.62	0.00	0.13	0.00	2.75	0.13	0.07	2.55
Sub-T	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72

	Deductions				Future Net Income Before Income Taxes			
					Undiscounted			
Year	Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Annual ------ M$ ------	Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2020	12.15	0.00	0.00	0.00	221.86	221.86	212.57	212.57
2021	12.15	0.00	0.00	0.00	130.52	352.38	113.56	326.12
2022	12.15	0.00	0.00	0.00	85.55	437.93	67.63	393.75
2023	12.15	0.00	0.00	0.00	59.59	497.52	42.81	436.57
2024	12.15	0.00	0.00	0.00	43.25	540.77	28.24	464.81
2025	12.15	0.00	0.00	0.00	31.91	572.68	18.93	483.74
2026	12.15	0.00	0.00	0.00	23.94	596.62	12.92	496.66
2027	12.15	0.00	0.00	0.00	18.05	614.67	8.85	505.51
2028	12.15	0.00	0.00	0.00	13.61	628.28	6.07	511.58
2029	12.15	0.00	0.00	0.00	10.02	638.30	4.06	515.64
2030	12.15	0.00	0.00	0.00	7.21	645.50	2.66	518.29
2031	1.68	12.50	0.00	0.00	-11.63	633.87	-3.99	514.30
Sub-T	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30

Eco. Indicators

Return on Investment (disc) :	120.874
Return on Investment (undisc) :	51.710
Years to Payout :	0.04
Internal Rate of Return (%):	>1000

Present Worth Profile (M$)

PW 5.00% :	566.80
PW 8.00% :	533.85
PW 9.00% :	523.86
PW 12.00% :	496.42
PW 15.00% :	472.31
PW 20.00% :	438.05

Date : 02/26/2020 10:21:13AM

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2020
Custom Selection

Proved Rsv Class
Producing Rsv Category
TX State

WINKLER

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf----	Net Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	1	47.04	0.00	63.99	4.41	0.00	6.00	54.26	0.00	2.18
2021	1	28.55	0.00	42.36	2.68	0.00	3.97	54.26	0.00	2.18
2022	1	19.52	0.00	29.82	1.83	0.00	2.80	54.26	0.00	2.18
2023	1	14.33	0.00	21.93	1.34	0.00	2.06	54.26	0.00	2.18
2024	1	11.08	0.00	16.71	1.04	0.00	1.57	54.26	0.00	2.18
2025	1	8.82	0.00	13.02	0.83	0.00	1.22	54.26	0.00	2.18
2026	1	7.23	0.00	10.40	0.68	0.00	0.98	54.26	0.00	2.18
2027	1	6.06	0.00	8.47	0.57	0.00	0.79	54.26	0.00	2.18
2028	1	5.18	0.00	7.02	0.49	0.00	0.66	54.26	0.00	2.18
2029	1	4.46	0.00	5.87	0.42	0.00	0.55	54.26	0.00	2.18
2030	1	3.90	0.00	4.97	0.37	0.00	0.47	54.26	0.00	2.18
2031	1	0.51	0.00	0.63	0.05	0.00	0.06	54.26	0.00	2.18
Sub-T		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
Cum.		136.92	0.00	142.19						
Ult.		293.61	0.00	367.39						

Year	Company Future Gross Revenue Oil ---- M$ ----	NGL ---- M$ ----	Gas ---- M$ ----	Other ---- M$ ----	Total ---- M$ ----	Prod & Adv Taxes Prod Tax ---- M$ ----	Adv Tax ---- M$ ----	Revenue after Sev & Adv ---- M$ ----
2020	239.28	0.00	13.07	0.00	252.34	12.03	6.31	234.01
2021	145.22	0.00	8.65	0.00	153.87	7.35	3.85	142.67
2022	99.29	0.00	6.09	0.00	105.38	5.04	2.63	97.70
2023	72.91	0.00	4.48	0.00	77.38	3.70	1.93	71.75
2024	56.34	0.00	3.41	0.00	59.75	2.86	1.49	55.40
2025	44.86	0.00	2.66	0.00	47.52	2.27	1.19	44.06
2026	36.80	0.00	2.12	0.00	38.93	1.86	0.97	36.09
2027	30.84	0.00	1.73	0.00	32.57	1.55	0.81	30.20
2028	26.35	0.00	1.43	0.00	27.78	1.32	0.69	25.76
2029	22.71	0.00	1.20	0.00	23.90	1.14	0.60	22.17
2030	19.86	0.00	1.02	0.00	20.87	0.99	0.52	19.36
2031	2.62	0.00	0.13	0.00	2.75	0.13	0.07	2.55
Sub-T	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72

Year	Deductions Lease Net Costs ---- M$ ----	Net Investments ---- M$ ----	Trans. Costs ---- M$ ----	Net Profits ---- M$ ----	Future Net Income Before Income Taxes Undiscounted Annual ---- M$ ----	Cumulative ---- M$ ----	Discounted Ann @ 10.00% ----M$----	Disc. Cum. Annual @ 10.00% ---- M$ ----
2020	12.15	0.00	0.00	0.00	221.86	221.86	212.57	212.57
2021	12.15	0.00	0.00	0.00	130.52	352.38	113.56	326.12
2022	12.15	0.00	0.00	0.00	85.55	437.93	67.63	393.75
2023	12.15	0.00	0.00	0.00	59.59	497.52	42.81	436.57
2024	12.15	0.00	0.00	0.00	43.25	540.77	28.24	464.81
2025	12.15	0.00	0.00	0.00	31.91	572.68	18.93	483.74
2026	12.15	0.00	0.00	0.00	23.94	596.62	12.92	496.66
2027	12.15	0.00	0.00	0.00	18.05	614.67	8.85	505.51
2028	12.15	0.00	0.00	0.00	13.61	628.28	6.07	511.58
2029	12.15	0.00	0.00	0.00	10.02	638.30	4.06	515.64
2030	12.15	0.00	0.00	0.00	7.21	645.50	2.66	518.29
2031	1.68	12.50	0.00	0.00	-11.63	633.87	-3.99	514.30
Sub-T	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30

Eco. Indicators

Return on Investment (disc) :	120.874
Return on Investment (undisc) :	51.710
Years to Payout :	0.04
Internal Rate of Return (%):	>1000

Present Worth Profile (M$)

PW 5.00% :	566.80
PW 8.00% :	533.85
PW 9.00% :	523.86
PW 12.00% :	496.42
PW 15.00% :	472.31
PW 20.00% :	438.05

TRC Eco Detailed2Sum.rpt

TORCHLIGHT ENERGY, INC
Reserve and Economic Projection
As of 1/1/2020
Custom Selection

Proved Rsv Class
Producing Rsv Category
TX State
WINKLER (TX) County

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf----	Net Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	1	47.04	0.00	63.99	4.41	0.00	6.00	54.26	0.00	2.18
2021	1	28.55	0.00	42.36	2.68	0.00	3.97	54.26	0.00	2.18
2022	1	19.52	0.00	29.82	1.83	0.00	2.80	54.26	0.00	2.18
2023	1	14.33	0.00	21.93	1.34	0.00	2.06	54.26	0.00	2.18
2024	1	11.08	0.00	16.71	1.04	0.00	1.57	54.26	0.00	2.18
2025	1	8.82	0.00	13.02	0.83	0.00	1.22	54.26	0.00	2.18
2026	1	7.23	0.00	10.40	0.68	0.00	0.98	54.26	0.00	2.18
2027	1	6.06	0.00	8.47	0.57	0.00	0.79	54.26	0.00	2.18
2028	1	5.18	0.00	7.02	0.49	0.00	0.66	54.26	0.00	2.18
2029	1	4.46	0.00	5.87	0.42	0.00	0.55	54.26	0.00	2.18
2030	1	3.90	0.00	4.97	0.37	0.00	0.47	54.26	0.00	2.18
2031	1	0.51	0.00	0.63	0.05	0.00	0.06	54.26	0.00	2.18
Sub-T		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		156.69	0.00	225.20	14.69	0.00	21.11	54.26	0.00	2.18
Cum.		136.92	0.00	142.19						
Ult.		293.61	0.00	367.39						

Year	Company Future Gross Revenue Oil ---- M$ ----	NGL ---- M$ ----	Gas ---- M$ ----	Other ---- M$ ----	Total ---- M$ ----	Prod & Adv Taxes Prod Tax ---- M$ ----	Adv Tax ---- M$ ----	Revenue after Sev & Adv ---- M$ ----
2020	239.28	0.00	13.07	0.00	252.34	12.03	6.31	234.01
2021	145.22	0.00	8.65	0.00	153.87	7.35	3.85	142.67
2022	99.29	0.00	6.09	0.00	105.38	5.04	2.63	97.70
2023	72.91	0.00	4.48	0.00	77.38	3.70	1.93	71.75
2024	56.34	0.00	3.41	0.00	59.75	2.86	1.49	55.40
2025	44.86	0.00	2.66	0.00	47.52	2.27	1.19	44.06
2026	36.80	0.00	2.12	0.00	38.93	1.86	0.97	36.09
2027	30.84	0.00	1.73	0.00	32.57	1.55	0.81	30.20
2028	26.35	0.00	1.43	0.00	27.78	1.32	0.69	25.76
2029	22.71	0.00	1.20	0.00	23.90	1.14	0.60	22.17
2030	19.86	0.00	1.02	0.00	20.87	0.99	0.52	19.36
2031	2.62	0.00	0.13	0.00	2.75	0.13	0.07	2.55
Sub-T	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	797.06	0.00	45.98	0.00	843.04	40.25	21.08	781.72

Year	Deductions Lease Net Costs ---- M$ ----	Net Investments ---- M$ ----	Trans. Costs ---- M$ ----	Net Profits ---- M$ ----	Future Net Income Before Income Taxes Undiscounted Annual ---- M$ ----	Cumulative ---- M$ ----	Discounted Ann @ 10.00% ----M$ ----	Disc. Cum. Annual @ 10.00% ---- M$ ----
2020	12.15	0.00	0.00	0.00	221.86	221.86	212.57	212.57
2021	12.15	0.00	0.00	0.00	130.52	352.38	113.56	326.12
2022	12.15	0.00	0.00	0.00	85.55	437.93	67.63	393.75
2023	12.15	0.00	0.00	0.00	59.59	497.52	42.81	436.57
2024	12.15	0.00	0.00	0.00	43.25	540.77	28.24	464.81
2025	12.15	0.00	0.00	0.00	31.91	572.68	18.93	483.74
2026	12.15	0.00	0.00	0.00	23.94	596.62	12.92	496.66
2027	12.15	0.00	0.00	0.00	18.05	614.67	8.85	505.51
2028	12.15	0.00	0.00	0.00	13.61	628.28	6.07	511.58
2029	12.15	0.00	0.00	0.00	10.02	638.30	4.06	515.64
2030	12.15	0.00	0.00	0.00	7.21	645.50	2.66	518.29
2031	1.68	12.50	0.00	0.00	-11.63	633.87	-3.99	514.30
Sub-T	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	135.34	12.50	0.00	0.00	633.87	633.87	514.30	514.30

Eco. Indicators

Return on Investment (disc) :	120.874
Return on Investment (undisc) :	51.710
Years to Payout :	0.04
Internal Rate of Return (%):	>1000

Present Worth Profile (M$)

PW 5.00% :	566.80
PW 8.00% :	533.85
PW 9.00% :	523.86
PW 12.00% :	496.42
PW 15.00% :	472.31
PW 20.00% :	438.05

2/26/2020 10:20:09AM

Economic One-Liners

As of Date: 1/1/2020

Project Name : TORCHLIGHT ENERGY, INC
Ownership Group : All Cases

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves: Oil, Cond, NGL* (Mbbl)	Net Reserves: Gas (MMcf)	Net Revenue: Oil, Cond, NGL* (M$)	Net Revenue: Gas (M$)	Net Revenue: Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow: Non-Disc. (M$)	Cash Flow: Disc. CF (M$)	Life (years)
Grand Total	**Total**	**14.69**	**21.11**	**797.06**	**45.98**	**0.00**	**196.67**	**12.50**	**633.87**	**514.30**	**11.14**
Proved Rsv Class	**Total**	**14.69**	**21.11**	**797.06**	**45.98**	**0.00**	**196.67**	**12.50**	**633.87**	**514.30**	**11.14**
Proved Rsv Class Producing Rsv Category	**Total**	**14.69**	**21.11**	**797.06**	**45.98**	**0.00**	**196.67**	**12.50**	**633.87**	**514.30**	**11.14**
Proved Rsv Class Producing Rsv Category TX State	**Total**	**14.69**	**21.11**	**797.06**	**45.98**	**0.00**	**196.67**	**12.50**	**633.87**	**514.30**	**11.14**
Proved Rsv Class Producing Rsv Category TX State WINKLER (TX) County	**Total**	**14.69**	**21.11**	**797.06**	**45.98**	**0.00**	**196.67**	**12.50**	**633.87**	**514.30**	**11.14**
UL 21 WAR-WINK 47 2H - 2H	*P-DP*	14.69	21.11	797.06	45.98	0.00	196.67	12.50	633.87	514.30	11.14

* Assumes Oil, Condensate and NGL are all using the same units.

Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975

Reg. § 210.4-10.
This section prescribes financial accounting and reporting standards for registrants with the Commission engaged in oil and gas producing activities in filings under the federal securities laws and for the preparation of accounts by persons engaged, in whole or in part, in the production of crude oil or natural gas in the United States, pursuant to Section 503 of the Energy Policy and Conservation Act of 1975 [42 U.S.C. 6383] ("EPCA") and section 11(c) of the Energy Supply and Environmental Coordination Act of 1974 [IS U.S.C. 796] ("ESECA"), as amended by section 505 of EPCA. The application of this section to those oil and gas producing operations of companies regulated for rate-making purposes on an individual-company-cost-of-service basis may, however, give appropriate recognition to differences arising because of the effect of the rate-making process.

Exemption. Any person exempted by the Department of Energy from any record-keeping or reporting requirements pursuant to Section 11(c) of ESECA, as amended, is similarly exempted from the related provisions of this section in the preparation of accounts pursuant to EPCA. This exemption does not affect the applicability of this section to filings pursuant to the federal securities laws.

Definitions

(a) *Definitions.* The following definitions apply to the terms listed below as they are used in this section:

(1) *Acquisition of properties.* Costs incurred to purchase, lease or otherwise acquire a property, including costs of lease bonuses and options to purchase or lease properties, the portion of costs applicable to minerals when land including mineral rights is purchased in fee, brokers' fees, recording fees, legal costs, and other costs incurred in acquiring properties.

(2) *Analogous reservoir.* Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an "analogous reservoir" refers to a reservoir that shares the following characteristics with the reservoir of interest:

(i) Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

(ii) Same environment of deposition;

(iii) Similar geological structure; and

(iv) Same drive mechanism.

Instruction to paragraph (a)(2): Reservoir properties must, in the aggregate, be no more favorable in the analog than in the reservoir of interest.

(3) *Bitumen.* Bitumen, sometimes referred to as natural bitumen, is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis. In its natural state it usually contains sulfur, metals, and other non-hydrocarbons.

(4) *Condensate.* Condensate is a mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

(5) *Deterministic estimate.* The method of estimating reserves or resources is called deterministic when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

(6) *Developed oil and gas reserves.* Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

> (i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and
>
> (ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

(7) *Development costs.* Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas. More specifically, development costs, including depreciation and applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

> (i) Gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves.
>
> (ii) Drill and equip development wells, development-type stratigraphic test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the wellhead assembly.
>
> (iii) Acquire, construct, and install production facilities such as lease flow lines, separators, treaters, heaters, manifolds, measuring devices, and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems.
>
> (iv) Provide improved recovery systems.

(8) *Development project.* A development project is the means by which petroleum resources are brought to the status of economically producible. As examples, the development of a single reservoir or field, an incremental development in a producing field, or the integrated development of a group of several fields and associated facilities with a common ownership may constitute a development project.

(9) *Development well.* A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known-to be productive.

(10) *Economically producible.* The term economically producible, as it relates to a resource, means a resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. The value of the products that generate revenue shall be determined at the terminal point of oil and gas producing activities as defined in paragraph (a)(16) of this section.

(11) *Estimated ultimate recovery (EUR).* Estimated ultimate recovery is the sum of reserves remaining as of a given date and cumulative production as of that date.

(12) *Exploration costs.* Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects of containing oil and gas reserves, including costs of drilling exploratory wells and exploratory-type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property (sometimes referred to in part as prospecting costs) and after acquiring the property. Principal types of exploration costs, which

include depreciation and applicable operating costs of support equipment and facilities and other costs of exploration activities, are:

(i) Costs of topographical, geographical and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews, and others conducting those studies. Collectively, these are sometimes referred to as geological and geophysical or "G&G" costs.

(ii) Costs of carrying and retaining undeveloped properties, such as delay rentals, ad valorem taxes on properties, legal costs for title defense, and the maintenance of land and lease records.

(iii) Dry hole contributions and bottom hole contributions.

(iv) Costs of drilling and equipping exploratory wells.

(v) Costs of drilling exploratory-type stratigraphic test wells.

(13) *Exploratory well.* An exploratory well is a well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir. Generally, an exploratory well is any well that is not a development well, an extension well, a service well, or a stratigraphic test well as those items are defined in this section.

(14) *Extension well.* An extension well is a well drilled to extend the limits of a known reservoir.

(15) *Field.* An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field which are separated vertically by intervening impervious strata, or laterally by local geologic barriers, or by both. Reservoirs that are associated by being in overlapping or adjacent fields may be treated as a single or common operational field. The geological terms "structural feature" and "stratigraphic condition" are intended to identify localized geological features as opposed to the broader terms of basins, trends, provinces, plays, areas-of-interest, etc.

(16) *Oil and gas producing activities.*

(i) Oil and gas producing activities include:

(A) The search for crude oil, including condensate and natural gas liquids, or natural gas ("oil and gas") in their natural states and original locations:

(B) The acquisition of property rights or properties for the purpose of further exploration or for the purpose of removing the oil or gas from such properties;

(C) The construction, drilling, and production activities necessary to retrieve oil and gas from their natural reservoirs, including the acquisition, construction, installation, and maintenance of field gathering and storage systems, such as:

(1) Lifting the oil and gas to the surface; and

(2) Gathering, treating, and field processing (as in the case of processing gas to extract liquid hydrocarbons); and

(D) Extraction of saleable hydrocarbons, in the solid, liquid, or gaseous state, from oil sands, shale, coalbeds, or other nonrenewable natural resources which are intended to be upgraded into synthetic oil or gas, and activities undertaken with a view to such extraction.

Instruction 1 to paragraph (a)(16)(i): The oil and gas production function shall be regarded as ending at a "terminal point", which is the outlet valve on the lease or field storage tank. If unusual physical or operational circumstances exist, it may be appropriate to regard the terminal point for the production function as:

a. The first point at which oil, gas, or gas liquids, natural or synthetic, are delivered to a main pipeline, a common carrier, a refinery, or a marine terminal; and

b. In the case of natural resources that are intended to be upgraded into synthetic oil or gas, if those natural resources are delivered to a purchaser prior to upgrading, the first point at which the natural resources are delivered to a main pipeline, a common carrier, a refinery, a marine terminal, or a facility which upgrades such natural resources into synthetic oil or gas.

Instruction 2 to paragraph (a)(16)(i): For purposes of this paragraph (a)(16), the term *saleable hydrocarbons* means hydrocarbons that are saleable in the state in which the hydrocarbons are delivered.

(ii) Oil and gas producing activities do not include:

(A) Transporting, refining, or marketing oil and gas;

(B) Processing of produced oil, gas or natural resources that can be upgraded into synthetic oil or gas by a registrant that does not have the legal right to produce or a revenue interest in such production;

(C) Activities relating to the production of natural resources other than oil, gas, or natural resources from which synthetic oil and gas can be extracted; or

(D) Production of geothermal steam.

(17) Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

(18) Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

(iv) See also guidelines in paragraphs (a)(17)(iv) and (a)(17)(vi) of this section.

(19) Probabilistic estimate. The method of estimation of reserves or resources is called probabilistic when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

(20) *Production costs.*

(i) Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities. They become part of the cost of oil and gas produced. Examples of production costs (sometimes called lifting costs) are:

(A) Costs of labor to operate the wells and related equipment and facilities.

(B) Repairs and maintenance.

(C) Materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities.

(D) Property taxes and insurance applicable to proved properties and wells and related equipment and facilities.

(E) Severance taxes.

(ii) Some support equipment or facilities may serve two or more oil and gas producing activities and may also serve transportation, refining, and marketing activities. To the extent that the support equipment and facilities are used in oil and gas producing activities, their depreciation and applicable operating costs become exploration, development or production costs, as appropriate. Depreciation, depletion, and amortization of capitalized acquisition, exploration, and development costs are not production costs but also become part of the cost of oil and gas produced along with production (lifting) costs identified above.

(21) *Proved area.* The part of a property to which proved reserves have been specifically attributed.

(22) *Proved oil and gas reserves.* Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any; and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

(23) *Proved properties.* Properties with proved reserves.

(24) *Reasonable certainty.* If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

(25) *Reliable technology.* Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

(26) *Reserves.* Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

(27) *Reservoir.* A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

(28) *Resources.* Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations

(29) *Service well.* A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

(30) *Stratigraphic test well.* A stratigraphic test well is a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the

intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as "exploratory type" if not drilled in a known area or "development type" if drilled in a known area.

(31) *Undeveloped oil and gas reserves.* Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

(32) *Unproved properties.* Properties with no proved reserves.

Successful Efforts Method

(b) A reporting entity that follows the successful efforts method shall comply with the accounting and financial reporting disclosure requirements of Statement of Financial Accounting Standards No. 19, as amended.

Full Cost Method

(c) *Application of the full cost method of accounting.* A reporting entity that follows the full cost method shall apply that method to all of its operations and to the operations of its subsidiaries, as follows:

(1) *Determination of cost centers.* Cost centers shall be established-on a country-by-country basis.

(2) Costs to be capitalized. All costs associated with property acquisition, exploration, and development activities (as defined in paragraph (a) of this section) shall be capitalized within the appropriate cost center. Any internal costs that are capitalized shall be limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken by the reporting entity for its own account, and shall not include any costs related to production, general corporate overhead, or similar activities.

(3) *Amortization of capitalized costs.* Capitalized costs within a cost center shall be amortized on the unit-of-production basis using proved oil and gas reserves, as follows:

(i) Costs to be amortized shall include (A) all capitalized costs, less accumulated amortization, other than the cost of properties described in paragraph (ii) below; (B) the estimated future expenditures (based on current costs) to be incurred in developing proved reserves; and (C) estimated dismantlement and abandonment costs, net of estimated salvage values.

(ii) The cost of investments in unproved properties and major development projects may be excluded from capitalized costs to be amortized, subject to the following:

(A) All costs directly associated with the acquisition and evaluation of unproved properties may be excluded from the amortization computation until it is determined whether or not proved reserves can be assigned to the properties, subject to the following conditions: (1) Until such a determination is made, the properties shall be assessed at least annually to ascertain whether impairment has occurred. Unevaluated properties whose costs are individually significant shall be assessed individually. Where it is not practicable to individually assess the amount of impairment of properties for which costs are not individually significant, such properties may be grouped for purposes of assessing impairment. Impairment may be estimated by applying factors based on historical experience and other data such as primary Lease terms of the properties, average holding periods of unproved properties, and geographic and geologic data to groupings of individually insignificant properties and projects. The amount of impairment assessed under either of these methods shall be added to the costs to be amortized. (2) The costs of drilling exploratory dry holes shall be included in the amortization base immediately upon determination that the well is dry. (3) If geological and geophysical costs cannot be directly associated with specific unevaluated properties, they shall be included in the amortization base as incurred. Upon complete evaluation of a property, the total remaining excluded cost (net of any impairment) shall be included in the full cost amortization base.

(B) Certain costs may be excluded from amortization when incurred in connection with major development projects expected to entail significant costs to ascertain the quantities of proved reserves attributable to the properties under development (e.g., the installation of an offshore drilling platform from which development wells are to be drilled, the installation of improved recovery programs, and similar major projects undertaken in the expectation of Significant additions to proved reserves). The amounts which may be excluded are applicable portions of (1) the costs that relate to the major development project and have not previously been included in the amortization base, and (2) the estimated future expenditures associated with the development project. The excluded portion of any common costs associated with the development project should be based, as is most appropriate in the circumstances, on a comparison of either (i) existing proved reserves to total proved reserves expected to be established upon completion of the project, or (ii) the number of wells to which proved reserves have been assigned and total number of wells expected to be drilled. Such costs may be excluded from costs to be amortized until the earlier determination of whether additional reserves are proved or impairment occurs.

(C) Excluded costs and the proved reserves related to such costs shall be transferred into the amortization base on an ongoing (well-by-well or property-byproperty) basis as the project is evaluated and proved reserves established or impairment determined. Once proved reserves are established, there is no further justification for continued exclusion from the full cost amortization base even if other factors prevent immediate production or marketing.

(iii) Amortization shall be computed on the basis of physical units, with oil and gas converted to a common unit of measure on the basis of their approximate relative energy content, unless economic circumstances (related to the effects of regulated prices) indicate that use of units of revenue is a more appropriate basis of computing amortization. In the latter case, amortization shall be computed on the basis of current gross revenues (excluding royalty payments and net profits disbursements) from production in relation to future cross revenues, based on current prices (including consideration of changes in existing prices provided only by contractual arrangements), from estimated production of proved oil and gas reserves. The effect of a significant price increase during the year on estimated future gross revenues shall be reflected in the amortization provision only for the period after the price increase occurs.

(iv) In some cases it may be more appropriate to depreciate natural gas cycling and processing plants by a method other than the unitof-production method.

(v) Amortization computations shall be made on a consolidated basis, including investees accounted for on a proportionate consolidation basis. Investees accounted for on the equity method shall be treated separately.

(4) *Limitation on capitalized costs:*

(i) For each cost center, capitalized costs, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the cost center ceiling) equal to the sum of:

(A) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus

(B) the cost of properties not being amortized pursuant to paragraph (i)(3)(ii) of this section; plus

(C) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less

(D) income tax effects related to differences between the book and tax basis of the properties referred to in paragraphs (i)(4)(i)(B) and (C) of this section.

(ii) If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess shall be charged to expense and separately disclosed during the period in which the excess occurs. Amounts thus required to be written off shall not be reinstated for any subsequent increase in the cost center ceiling.

(5) *Production costs.* All costs relating to production activities, including workover costs incurred solely to maintain or increase levels of production from an existing completion interval, shall be charged to expense as incurred.

(6) *Other transactions.* The provisions of paragraph (h) of this section, "Mineral property conveyances and related transactions if the successful efforts method of accounting is followed," shall apply also to those reporting entities following the full cost method except as follows:

(i) *Sales and abandonments of oil and gas properties.* Sales of oil and gas properties, whether or not being amortized currently, shall be accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center. For instance, a significant alteration would not ordinarily be expected to occur for sales involving less than 25 percent of the reserve quantities of a given cost center. If gain or loss is recognized on such a sale, total capitalization costs within the cost center shall be allocated between the reserves sold and reserves retained on the same basis used to compute amortization, unless there are substantial economic differences between the properties sold and those retained, in which case capitalized costs shall be allocated on the basis of the relative fair values of the properties. Abandonments of oil and gas properties shall be accounted for as adjustments of capitalized costs; that is, the cost of abandoned properties shall be charged to the full cost center and amortized (subject to the limitation on capitalized costs in paragraph (b) of this section).

(ii) *Purchases of reserves.* Purchases of oil and gas reserves in place ordinarily shall be accounted for as additional capitalized costs within the applicable cost center; however,

significant purchases of production payments or properties with lives substantially shorter than the composite productive life of the cost center shall be accounted for separately.

(iii) *Partnerships, joint ventures and drilling arrangements.*

(A) Except as provided in subparagraph (i)(6)(i) of this section, all consideration received from sales or transfers of properties in connection with partnerships, joint venture operations, or various other forms of drilling arrangements involving oil and gas exploration and development activities (e.g., carried interest, turnkey wells, management fees, etc.) shall be credited to the full cost account, except to the extent of amounts that represent reimbursement of organization, offering, general and administrative expenses, etc., that are identifiable with the transaction, if such amounts are currently incurred and charged to expense.

(B) Where a registrant organizes and manages a limited partnership involved only in the purchase of proved developed properties and subsequent distribution of income from such properties, management fee income may be recognized provided the properties involved do not require aggregate development expenditures in connection with production of existing proved reserves in excess of 10% of the partnership's recorded cost of such properties. Any income not recognized as a result of this limitation would be credited to the full cost account and recognized through a lower amortization provision as reserves are produced.

(iv) *Other services.* No income shall be recognized in connection with contractual services performed (e.g. drilling, well service, or equipment supply services, etc.) in connection with properties in which the registrant or an affiliate (as defined in § 210.1-02(b)) holds an ownership or other economic interest, except as follows:

(A) Where the registrant acquires an interest in the properties in connection with the service contract, income may be recognized to the extent the cash consideration received exceeds the related contract costs plus the registrant's share of costs incurred and estimated to be incurred in connection with the properties. Ownership interests acquired within one year of the date of such a contract are considered to be acquired in connection with the service for purposes of applying this rule. The amount of any guarantees or similar arrangements undertaken as part of this contract should be considered as part of the costs related to the properties for purposes of applying this rule.

(B) Where the registrant acquired an interest in the properties at least one year before the date of the service contract through transactions unrelated to the service contract, and that interest is unaffected by the service contract, income from such contract may be recognized subject to the general provisions for elimination of intercompany profit under generally accepted accounting principles.

(C) Notwithstanding the provisions of (A) and (B) above, no income may be recognized for contractual services performed on behalf of investors in oil and gas producing activities managed by the registrant or an affiliate. Furthermore, no income may be recognized for contractual services to the extent that the consideration received for such services represents an interest in the underlying property.

(D) Any income not recognized as a result of these rules would be credited to the full cost account and recognized through a lower amortization provision as reserves are produced.

(7) *Disclosures.* Reporting entities that follow the full cost method of accounting shall disclose all of the information required by paragraph (k) of this section, with each cost center considered as a separate geographic area, except that reasonable groupings may be made of cost centers that are not significant in the aggregate. In addition:

(i) For each cost center for each year that an income statement is required, disclose the total amount of amortization expense (per equivalent physical unit of production if amortization is computed on the basis of physical units or per dollar of gross revenue from production if amortization is computed on the basis of gross revenue).

(ii) State separately on the face of the balance sheet the aggregate of the capitalized costs of unproved properties and major development projects that are excluded, in accordance with paragraph (i)(3) of this section, from the capitalized costs being amortized. Provide a description in the notes to the financial statements of the current status of the significant properties or projects involved, including the anticipated timing of the inclusion of the costs in the amortization computation. Present a table that shows, by category of cost, (A) the total costs excluded as of the most recent fiscal year; and (B) the amounts of such excluded costs, incurred (1) in each of the three most recent fiscal years and (2) in the aggregate for any earlier fiscal years in which the costs were incurred. Categories of cost to be disclosed include acquisition costs, exploration costs, development costs in the case of significant development projects and capitalized interest.

(8) For purposes of this paragraph (c), the term "current price" shall mean the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Income taxes

(d) *Income taxes.* Comprehensive interperiod income tax allocation by a method which complies with generally accepted accounting principles shall be followed for intangible drilling and development costs and other costs incurred that enter into the determination of taxable income and pretax accounting income in different periods.

End of Article 210.4-10

This document was compiled by Netherland, Sewell & Associates, Inc. from the amendments listed in the SEC's Final Rule for the Modernization of Oil and Gas Reporting, published in the Federal Register on January 14, 2009.